                                                             EXHIBIT NUMBER (11)
                                                               TO 1993 FORM 10-K


                           NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS


                                              Year Ended December 31,
                                  -------------------------------------------
                                      1993            1992           1991
                                  ------------    ------------   ------------
Computations Required by
- ------------------------
Regulation S-K
- --------------

Primary Earnings Per Share
- --------------------------

Net Income Applicable to
 Common Shares                    $161,572,474    $142,730,771   $121,373,982
                                  ------------    ------------   ------------

Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding

    Common Shares                   53,019,436      52,199,933     51,336,338

    Diluted Effect of Common
      Equivalent Shares (A)

        Stock Options                1,177,972       1,436,772      1,442,340

        Long Term Performance
          Stock Plan                   391,025         395,224        333,277

        Other                            1,500           1,301             29
                                    ----------      ----------     ----------
                                    54,589,933      54,033,230     53,111,984
                                    ==========      ==========     ==========

Net Income Per Common and
 Common Equivalent Share                 $2.96           $2.64          $2.29
                                         -----           -----          -----

  (A) Determined by application of the treasury stock method.

                           NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS




                                                Year Ended December 31,
                                        ----------------------------------------
                                            1993          1992          1991
                                        ------------  ------------  ------------
Computations Required by
- --------------------------------------
Regulation S-K
- --------------------------------------

Fully Diluted Earnings Per Share
- --------------------------------------

Net Income Applicable to
  Common Shares                         $161,572,474  $142,730,771  $121,373,982

Add Back: Dividend on Series E
  Convertible Preferred Stock              3,129,199     2,764,710             -
                                        ------------  ------------  ------------
                                        $164,701,673  $145,495,481  $121,373,982
                                        ============  ============  ============

Weighted Average Number of
  Common and Common Equivalent
  Shares Outstanding

    Common Shares                         53,019,436    52,199,933    51,336,338

    Diluted Effect of Common
      Equivalent Shares (A)

        Stock Options                      1,223,468     1,538,697     1,699,712

        Long Term Performance
          Stock Plan                         399,331       403,679       360,130

        Other                                  1,754         1,580            35

    Other Potentially Dilutive
      Securities
        Equivalent Shares Assuming
         Conversion of Series E
         Convertible Preferred Stock       1,204,820     1,066,562             -
                                        ------------  ------------  ------------
                                          55,848,809    55,210,451    53,396,215
                                        ============  ============  ============

Net Income Per Common and
 Common Equivalent Share                      $2.95          $2.64         $2.27
                                              -----          -----         -----

  (A) Determined by application of the treasury stock method.